Exhibit 99.1

AeroVironment Announces Fiscal 2024 Fourth Quarter and Fiscal Year Results

ARLINGTON, VA, June 26, 2024 — AeroVironment, Inc. (“AeroVironment” or the “Company”) reported today financial results for the fiscal fourth quarter and year ended April 30, 2024.

Fourth Quarter and Fiscal Year Highlights:

●	Record fourth quarter revenue of $197.0 million and fiscal year revenue of $716.7 million, up 6% and 33%, year-over-year, respectively
●	Fourth quarter net income of $6.0 million and adjusted EBITDA of $22.2 million and fiscal year net income of $60.0 million and adjusted EBITDA of $127.8 million
●	Company on track for nearly 12% top line growth in fiscal year 2025 with expected revenue of between $790 million and $820 million

“AeroVironment has yet again delivered exceptional results this past quarter resulting in record revenue and full year profitability for the company,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “We are pleased to also announce our full year revenue increased 33% from last year’s results. Our Loitering Munitions Segment continues to be a key growth driver for our company, and we have expanded capacity to deliver these much-needed systems to keep up with increasing customer demand.

As the need for our autonomous systems continues to rapidly increase worldwide, AeroVironment stands ready to meet our customer’s needs while delivering solid bottom-line results for our shareholders. We are therefore issuing fiscal year 2025 revenue guidance of between $790 million and $820 million, another record year and double-digit revenue increase from fiscal year 2024.”

FISCAL 2024 FOURTH QUARTER RESULTS

Revenue for the fourth quarter of fiscal 2024 was $197.0 million, an increase of 6% as compared to $186.0 million for the fourth quarter of fiscal 2023, reflecting higher product sales of $23.1 million, partially offset by a decrease in service revenue of $12.1 million. From a segment standpoint, the year-over-year increase was due to revenue growth in Loitering Munitions Systems (“LMS”) of 74%, partially offset by decreases in UnCrewed Systems (“UxS”), the renamed Unmanned Systems segment, of 15% and MacCready Works (“MW”) of 9%.

Gross margin for the fourth quarter of fiscal 2024 was $75.6 million, an increase of 11% as compared to $68.4 million for the fourth quarter of fiscal 2023, reflecting higher service margin of $8.0 million, partially offset by lower product gross margin of $0.8 million. As a percentage of revenue, gross margin increased to 38% from 37%, primarily due to a decrease in the proportion of service revenue to total revenue driven by the closure of COCO site locations, partially offset by product mix. Gross margin was favorably impacted by a decrease in depreciation charges for in-service assets of $4.4 million related to the closure of COCO site locations during fiscal year 2023. Gross margin was negatively impacted by $3.9 million of intangible amortization expense and other related non-cash purchase accounting expenses in the fourth quarter of fiscal 2024 as compared to $3.6 million in the fourth quarter of fiscal 2023.

Income from operations for the fourth quarter of fiscal 2024 was $5.9 million as compared to loss from operations of $(165.7) million for the fourth quarter of last fiscal year. The increase year-over-year was primarily due to the MUAS goodwill impairment of $156.0 million recorded during the fourth quarter of fiscal 2023, lower selling, general and administrative (“SG&A”) expense of $27.0 million inclusive of $34.1 million of accelerated intangible amortization expenses associated with the closure of all of the Company’s MUAS COCO sites during the fourth quarter of fiscal 2023, and higher gross margin of $7.2 million, partially offset by an increase in research and development (“R&D”) expense of $18.6 million.

Other loss, net, for the fourth quarter of fiscal 2024 was $1.5 million, as compared to $0.8 million for the fourth quarter of last fiscal year. The increase in other loss, net was primarily due to increases in net unrealized losses on investment holdings, partially offset by a decrease in interest expense.

Provision for (benefit from) income taxes for the fourth quarter of fiscal 2024 was $1.8 million, as compared to $(6.3) million for the fourth quarter of last fiscal year. The increase in provision for income taxes was primarily attributable to the increase in net income before income taxes.

Net income attributable to AeroVironment for the fourth quarter of fiscal 2024 was $6.0 million, or $0.22 per diluted share, as compared to net loss of $(160.5) million, or $(6.31) per diluted share, in the prior-year period, respectively.

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2024 was $22.2 million and non-GAAP earnings per diluted share were $0.43, as compared to $46.4 million and $0.99, respectively, for the fourth quarter of fiscal 2023.

BACKLOG

As of April 30, 2024, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $400.2 million, as compared to $424.1 million as of April 30, 2023. Funded backlog as of April 30, 2024 does not include new orders related to recently announced program wins such as the Low Altitude Stalking and Strike Ordnance or “LASSO” program, Organic Precision Fires-Light or “OPF-L” program, the Replicator Initiative and the Ukraine Aid Initiative as well as our first Lithuanian order for Switchblade 300 and 600.

FISCAL 2025 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2025, the Company expects revenue of between $790 million and $820 million, net income of between $74 million and $83 million, Non-GAAP adjusted EBITDA of between $143 million and $153 million, earnings per diluted share of between $2.61 and $2.92 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $3.18 and $3.49.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday, June 26, 2024, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BIda168288195747ed8cf612e20a3e0343

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the fourth quarter fiscal year 2024 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our reliance on limited relationships to fund our development of HAPS UAS; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; our ability to respond and adapt to legal, regulatory and government budgetary changes, including those resulting from the impact of pandemics and similar outbreaks; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Year Ended
	April 30,	April 30,	April 30,	April 30,
	2024	2023	2024	2023

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$164,598	$141,529	$585,771	$353,062
Contract services	32,381	44,512	130,949	187,474
	196,979	186,041	716,720	540,536
Cost of sales:
Product sales	100,048	76,209	340,174	203,419
Contract services	21,297	41,432	92,615	163,603
	121,345	117,641	432,789	367,022
Gross margin:
Product sales	64,550	65,320	245,597	149,643
Contract services	11,084	3,080	38,334	23,871
	75,634	68,400	283,931	173,514
Selling, general and administrative	34,620	61,603	114,420	131,905
Research and development	35,069	16,462	97,687	64,255
Impairment of goodwill	—	156,017	—	156,017
Income (loss) from operations	5,945	(165,682)	71,824	(178,663)
Other (loss) income:
Interest expense, net	(148)	(2,646)	(4,220)	(9,368)
Other (expense) income, net	(1,390)	1,837	(4,373)	(346)
Income (loss) before income taxes	4,407	(166,491)	63,231	(188,377)
Provision for (benefit from) income taxes	(1,819)	(6,281)	1,891	(14,663)
Equity method investment loss, net of tax	(180)	(263)	(1,674)	(2,453)
Net income (loss)	6,046	(160,473)	59,666	(176,167)
Net income attributable to noncontrolling interest	—	—	—	(45)
Net income (loss) attributable to AeroVironment, Inc.	$6,046	$(160,473)	$59,666	$(176,212)
Net income (loss) per share attributable to AeroVironment, Inc.
Basic	$0.22	$(6.31)	$2.19	$(7.04)
Diluted	$0.22	$(6.31)	$2.18	$(7.04)
Weighted-average shares outstanding:
Basic	27,916,276	25,451,034	27,203,417	25,044,881
Diluted	28,096,737	25,451,034	27,327,993	25,044,881

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	April 30,
	2024	2023

Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$73,301	$132,859
Accounts receivable, net of allowance for doubtful accounts of $159 at April 30, 2024 and $156 at April 30, 2023	70,305	87,633
Unbilled receivables and retentions	199,474	105,653
Inventories, net	150,168	138,814
Prepaid expenses and other current assets	22,333	12,043
Total current assets	515,581	477,002
Long-term investments	20,960	23,613
Property and equipment, net	46,602	39,795
Operating lease right-of-use assets	30,033	27,363
Deferred income taxes	41,303	27,206
Intangibles, net	72,224	43,577
Goodwill	275,652	180,801
Other assets	13,505	5,220
Total assets	$1,015,860	$824,577
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$48,298	$31,355
Wages and related accruals	44,312	35,637
Customer advances	11,192	16,645
Current portion of long-term debt	10,000	7,500
Current operating lease liabilities	9,841	8,229
Income taxes payable	4,162	2,342
Other current liabilities	17,074	19,626
Total current liabilities	144,879	121,334
Long-term debt, net of current portion	17,092	125,904
Non-current operating lease liabilities	22,745	21,189
Other non-current liabilities	2,132	746
Liability for uncertain tax positions	5,603	2,705
Deferred income taxes	664	1,729
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at April 30, 2024 and April 30, 2023	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—28,134,438 shares at April 30, 2024 and 26,216,897 shares at April 30, 2023	4	4
Additional paid-in capital	597,646	384,397
Accumulated other comprehensive loss	(5,592)	(4,452)
Retained earnings	230,687	171,021
Total stockholders’ equity	822,745	550,970
Total liabilities and stockholders’ equity	$1,015,860	$824,577

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended April 30,
	2024	2023	2022
Operating activities
Net income (loss)	$59,666	$(176,167)	$(4,185)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	35,749	99,999	60,825
Impairment of goodwill	—	156,017	—
Loss (gain) from equity method investments	1,674	2,453	(5,889)
Loss on deconsolidation of previously controlled subsidiary	—	189	—
Amortization of debt issuance costs	1,009	845	789
Provision for doubtful accounts	4	99	(6)
Reserve for inventory excess and obsolescence	13,937	8,136	2,271
Other non-cash expense, net	1,316	1,995	649
Non-cash lease expense	10,400	8,048	6,814
Loss on foreign currency transactions	22	119	233
Unrealized loss on available-for-sale equity securities, net	3,945	132	—
Deferred income taxes	(23,290)	(18,661)	(7,282)
Stock-based compensation	17,069	10,765	5,390
Loss on disposal of property and equipment	621	1,497	8,277
Amortization of debt securities discount	—	125	242
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	19,208	(27,423)	3,084
Unbilled receivables and retentions	(92,850)	(1,446)	(31,883)
Inventories	(23,045)	(61,846)	(29,431)
Income taxes receivable	—	442	(442)
Prepaid expenses and other assets	(20,279)	(3,821)	(4,534)
Accounts payable	12,968	12,538	(7,044)
Other liabilities	(2,832)	(2,635)	(7,496)
Net cash provided by (used in) operating activities	15,292	11,400	(9,618)
Investing activities
Acquisition of property and equipment	(22,983)	(14,868)	(22,289)
Equity method investments	(3,074)	(5,778)	(6,884)
Equity security investments	—	(5,100)	—
Business acquisitions, net of cash acquired	(24,157)	(5,105)	(46,150)
Acquisition of intangibles	(1,500)	—	—
Proceeds from sale of ownership in equity method investment	—	—	6,497
Proceeds from loan repayment	—	—	4,345
Proceeds from deconsolidation of previously controlled subsidiary, net of cash deconsolidated	—	(635)	—
Redemptions of available-for-sale investments	—	26,059	35,851
Purchases of available-for-sale investments	—	(1,326)	(23,882)
Other	—	(250)	224
Net cash used in investing activities	(51,714)	(7,003)	(52,288)
Financing activities
Principal payments of term loan	(107,000)	(55,000)	(10,000)
Holdback and retention payments for business acquisition	(500)	—	(7,814)
Payment of contingent consideration	(2,132)	—	—
Proceeds from shares issued, net of issuance costs	88,437	104,649	—
Payment of debt issuance costs	(37)	—	(293)
Tax withholding payment related to net settlement of equity awards	(1,596)	(1,065)	(1,245)
Exercise of stock options	—	2,278	2,776
Other	(24)	(28)	(31)
Net cash (used in) provided by financing activities	(22,852)	50,834	(16,607)
Effects of currency translation on cash and cash equivalents	(284)	397	(1,319)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(59,558)	55,628	(79,832)
Cash, cash equivalents and restricted cash at beginning of period	132,859	77,231	157,063
Cash, cash equivalents and restricted cash at end of period	$73,301	$132,859	$77,231
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$20,438	$2,911	$1,879
Interest	$6,823	$10,229	$5,025
Non-cash activities
Issuance of common stock for business acquisition	$109,820	$—	$—
Unrealized gain (loss) on available-for-sale investments, net of deferred tax expense of $0, $0 and $8 for the fiscal years ended April 30, 2024, 2023 and 2022, respectively	$—	$53	$(43)
Change in foreign currency translation adjustments	$(1,140)	$2,009	$6,814
Issuances of inventory to property and equipment, ISR in-service assets	$—	$6,306	$17,481
Acquisitions of property and equipment included in accounts payable	$986	$721	$1,117

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended April 30, 2024
	UxS	LMS	MW	Total
Revenue:
Product sales	$96,365	$68,218	$15	$164,598
Contract services	7,371	5,545	19,465	32,381
	$103,736	$73,763	$19,480	$196,979

Segment adjusted income (loss) from operations	$9,074	$12,717	$(10,079)

	Three Months Ended April 30, 2023
	UxS	LMS	MW	Total
Revenue:
Product sales	$107,572	$33,911	$46	$141,529
Contract services	14,600	8,586	21,326	44,512
	$122,172	$42,497	$21,372	$186,041

Segment adjusted income (loss) from operations	$25,354	$7,230	$(435)

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	April 30, 2024	April 30, 2023	April 30, 2024	April 30, 2023

Earnings (loss) per diluted share	$0.22	$(6.31)	$2.18	$(7.04)
Acquisition-related expenses	0.01	0.01	0.06	0.05
Amortization of acquired intangible assets and other purchase accounting adjustments	0.15	0.23	0.54	0.92
Equity method and equity securities investments activity, net	0.05	(0.06)	0.21	0.10
Goodwill impairment	—	6.10	—	6.19
Accelerated intangible amortization	—	1.02	—	1.04
Earnings per diluted share as adjusted (Non-GAAP)	$0.43	$0.99	$2.99	$1.26

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
(in millions)	April 30, 2024	April 30, 2023	April 30, 2024	April 30, 2023
Net income (loss)	$6.0	$(160.5)	$59.7	$(176.2)
Interest expense, net	0.1	2.6	4.2	9.4
Provision for (benefit from) income taxes	(1.8)	(6.3)	1.9	(14.7)
Depreciation and amortization	10.9	52.0	35.7	100.0
EBITDA (Non-GAAP)	15.2	(112.2)	101.5	(81.5)
Stock-based compensation	4.6	3.7	17.1	10.8
Equity method and equity securities investments activity, net	1.4	(1.5)	5.6	2.6
Amortization of cloud computing arrangement implementation	0.6	0.1	1.5	0.7
Acquisition-related expenses	0.4	0.3	2.1	1.4
Goodwill impairment	—	156.0	—	156.0
Adjusted EBITDA (Non-GAAP)	$22.2	$46.4	$127.8	$90.0

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2025
Forecast earnings per diluted share	$2.61 - 2.92
Amortization of acquired intangible assets and other purchase accounting adjustments	0.51
Equity method and equity securities investments activity, net	0.06
Forecast earnings per diluted share as adjusted (Non-GAAP)	$3.18 - 3.49

Reconciliation of 2025 Forecast and Fiscal Year 2024 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2025	April 30, 2024
Net income	$74 - 83	$60
Interest expense, net	2	4
Provision for income taxes	7	2
Depreciation and amortization	36	36
EBITDA (Non-GAAP)	119 - 129	102
Stock-based compensation	20	17
Equity method and equity securities investments activity, net	2	6
Amortization of cloud computing arrangement implementation	2	2
Acquisition-related expenses	—	2
Adjusted EBITDA (Non-GAAP)	$143 - 153	$128

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, goodwill impairment and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-and-faq/contact-us